UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
January 23, 2019
(Date of earliest event reported)

WEYERHAEUSER COMPANY
(Exact name of registrant as specified in charter)

Washington	1-4825	91-0470860
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

220 Occidental Avenue South
Seattle, Washington 98104-7800
(Address of principal executive offices)
(zip code)
Registrant’s telephone number, including area code:
(206) 539-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934:

☐	Emerging growth company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

TABLE OF CONTENTS

Item 1.01	Entry into a Material Definitive Agreement
SIGNATURES

Section 1 -	Registrant's Business and Operations
Item 1.01.	Entry into a Material Definitive Agreement

On January 23, 2019, Weyerhaeuser Company (“Weyerhaeuser”) entered into a Commitment Agreement (“Agreement”) among Weyerhaeuser, Athene Annuity and Life Company (“Athene”) and State Street Global Advisors Trust Company, as independent fiduciary to Weyerhaeuser’s U.S. Pension Plan (the “Pension Plan”). Under the terms of the Agreement, the Pension Plan will purchase a group annuity contract that will transfer to Athene Weyerhaeuser’s Pension Plan benefit obligations for approximately 28,500 Weyerhaeuser retirees and beneficiaries in the United States (“Transferred Participants”).

As part of the purchase of the group annuity contract, Pension Plan benefit obligations and related annuity administration services for Transferred Participants will be irrevocably assumed and guaranteed by Athene and there will be no change to pension benefits for Transferred Participants. By irrevocably transferring these obligations to Athene, Weyerhaeuser will reduce its overall projected Pension Plan benefit obligation by approximately $1.5 billion. The purchase of a group annuity contract will be funded directly by Pension Plan assets.

The Agreement contains closing conditions customary for a transaction of this nature, including certain termination clauses. Assuming all closing conditions are satisfied, Weyerhaeuser expects the purchase of the irrevocable group annuity contract will close in the first quarter of 2019. Weyerhaeuser expects to recognize a non-cash pre-tax pension settlement charge of approximately $450 million in the first quarter of 2019 as a result of the purchase of the group annuity contract.
A copy of the Agreement will be filed as an exhibit to Weyerhaeuser’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.
Certain statements in this Current Report on Form 8-K are or may be considered forward-looking statements, such as statements relating to the financial impact and future benefits of the transactions contemplated by the Agreement. These statements reflect Weyerhaeuser management’s current views with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these statements. There is no guarantee that any of the events anticipated by Weyerhaeuser’s forward-looking statements will occur. Factors that could cause actual results to differ materially from those expressed or implied in this Current Report include, but are not limited to: (i)  the successful closing of the transactions contemplated by the Agreement within the estimated timeframe; (ii) the amount and timing of the expected settlement charge; and (iii) other factors that can be found in Weyerhaeuser’s press releases and filings with the Securities and Exchange Commission. Weyerhaeuser undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEYERHAEUSER COMPANY

By:	/s/ Kristy T. Harlan
Name:	Kristy T. Harlan
Its:	Senior Vice President, General Counsel and Corporate Secretary

Date: January 29, 2019